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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 6, 2007

                             FOX CHASE BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        UNITED STATES                 1-32971             33-1145559
        -------------                 -------             ----------
(State or other jurisdiction of      (Commission         (IRS Employer
incorporation or organization)       File Number)       Identification No.)

                4390 DAVISVILLE ROAD, HATBORO, PENNSYLVANIA 19040
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (215) 682-7400
                                 --------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
             ------------------------------------------------------------------
             APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS
             ----------------------------------------------------------
             OF CERTAIN OFFICERS.
             -------------------

         On September 6, 2007, James V. Schermerhorn, Executive Vice President and Chief Lending Officer of Fox Chase Bank (the "Bank"), the wholly-owned subsidiary of Fox Chase Bancorp, Inc., entered into a retention incentive agreement with the Bank, pursuant to which Mr. Schermerhorn will receive a lump sum payment of $130,000, less applicable tax withholding, at age 65 provided that he remains employed with the Bank in his present position through the last day of the month in which he reaches age 65. In addition, if before the scheduled payment date, Mr. Schermerhorn's employment is terminated because of his death or disability (as defined in the agreement), or by the Bank without cause (as defined in the agreement), Mr. Schermerhorn will receive the retention incentive payment within thirty days of his termination date. Mr. Schermerhorn is not entitled to the payment if his employment is terminated by the Bank for cause.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: September 7, 2007                  By: /s/ Jerry D. Holbrook
                                             -----------------------------------
                                             Jerry D. Holbrook
                                             Executive Vice President and Chief
                                                Financial Officer



















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